Exhibit (c)(4)

Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\1 Project Apple Discussion Materials 25 January 2016

Project Apple

Preliminary & Confidential

Overview of Non-Binding Indicative Proposals

- Arielle's revised indication increases the contemplated price to 85.25% of Amy book value
  - 3.3% bid price increase relative to the January 11th indication

	Initial Indication (January 11, 2016)	Revised Indication (January 23, 2016)
Price:	• **82.50% of book value** – $14.09 per share / ~$447MM total (based on 9/30/15 book value of $17.08 per share) – ~18% market premium [1]	• **85.25% of book value** – $14.56 per share / ~$462MM total (based on 9/30/15 book value of $17.08 per share) – ~38% market premium [2]
Price per Share Mechanism	• Share price to be fixed after signing, prior to mailing proxy, based on updated book value at that time (limited details offered)	• Amy book value determined at month end using typical quarter end procedures and thereafter adjusted through the date of filing of the definitive proxy statement/registration statement (the "Determination date") using Bank of America daily pricing service • Mutually agreed upon enhanced hedging strategy between Determination date and closing to reduce volatility
Consideration:	• ~48% stock / 52% cash [1] – Arielle to issue ~13MM shares (19% of current TSO) • Arielle will assume $172.5MM of Amy 8% preferred stock outstanding	• ~44% stock / 56% cash [2] – Arielle to issue ~13MM shares (19% of current TSO) • Arielle will assume $172.5MM of Amy preferred stock outstanding and convert or exchange into new 8% Arielle preferred stock
Arielle Stock Valuation	• No details offered	• Exchange ratio to be based on Arielle's 90-day trailing average book value per share trading multiple prior to date of executing definitive agreement
Financing Sources	• Cash on balance sheet / asset sales • Debt from existing lenders and/or new lenders (which may include an affiliate of Arielle)	• No change
Due Diligence & Exclusivity	• 90 days exclusivity to complete diligence and negotiate definite agreement	• No change
Go-shop	• Customary go-shop period following signing of transaction	• No change

Notes
1. Based on closing prices as of the close of business as of the date referenced in Arielle's indicative proposal (1/8/2016)
2. Based on closing prices as of the close of business as of the date referenced in Arielle's indicative proposal (1/22/2016)

Morgan Stanley

2

Preliminary & Confidential Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\3 Project Apple Amy Valuation Summary vs. Indications Received Multiple Valuation Ranges Metric (1) Low High 17.08 0.60x 0.86x $10.23 $14.71 1 Trading Value—52 Week P / B Low and High 2 Comparable Public Companies—P/BV—Dividend Yield 3 Liquidation Analysis—Based on Mgmt Analysis 17.08 0.65x 0.71x 1.92 19.9% 13.6% 17.08 0.86x 0.90x $14.76 $15.46 $ 8 1012141618 $10.56 ~$14.09 ~$14.56 Current Arielle Initial Arielle Second Price Proposal Proposal (82.5% book value) (85.25% book value) 3 $11.07 $12.08 $9.66 $14.12 Notes 1. Represents 9/30/2015 book value per share

Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\4 Project Apple Appendix A Additional Materials 4

Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\4 Project Apple Appendix A Additional Materials 4 Preliminary & Confidential Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\5 Project Apple ADDITIONAL MATERIALS Trading Comparables Publicly Traded Residential Mortgage REIT Comparables Market Data as of 01/22/16 Market Total Stock 52-week LTM Debt / Price / Dividend Yield Cap. Assets Price High Low Tot. Ret. Equity Book Current NTM Est. Company $MM $MM $ % % (%) (x) (x) (%) (%) Amy 335 3,844 10.56 64 109 (23.7) 4.1 0.62 18.2 17.8 Hybrid REITs $250MM—$1Bn Market Capitalization American Capital Mortgage (MTGE) 637 6,258 12.74 67 106 (24.4) 4.1 0.64 12.6 12.6 Ellington Financial (EFC) 540 3,324 16.15 75 114 (9.3) 1.8 0.72 12.4 12.4 New York Mortgage Trust (NYMT) 502 9,362 4.59 57 120 (32.4) 0.8 0.67 20.9 20.6 Western Asset Mortgage (WMC) 394 4,628 9.40 60 117 (17.7) 5.4 0.71 24.7 25.5 AG Mortgage (MITT) 323 3,365 11.38 58 110 (30.2) 3.8 0.62 16.7 17.4 Dynex Capital (DX) 282 3,928 5.74 68 110 (22.6) 6.3 0.70 16.7 15.8 Top Quartile 70 118 (14.6) 5.1 0.71 19.9 19.8 Median 64 112 (23.5) 3.9 0.69 16.7 16.6 Bottom Quartile 57 109 (31.0) 2.3 0.65 13.6 13.4 Other Hybrid REITs Two Harbors (TWO) 2,727 17,785 7.49 68 108 (18.7) 3.1 0.73 13.9 13.6 Chimera (CIM) 2,261 15,940 11.96 73 110 (14.6) 2.3 0.73 16.1 16.1 MFA Financial (MFA) 2,223 13,384 6.00 73 107 (15.0) 3.1 0.78 13.3 13.1 PennyMac (PMT) 988 5,592 13.40 58 111 (33.1) 2.4 0.65 14.0 14.7 Invesco Mortgage (IVR) 1,344 20,781 11.25 69 108 (18.9) 6.2 0.64 14.2 14.2 Redwood Trust (RWT) 845 6,269 10.29 50 102 (45.1) 2.8 0.70 10.9 10.9 Arlington Asset Investment (AI) 245 4,182 10.62 39 113 (53.6) 7.2 0.51 23.5 23.7 ZAIS Financial (ZFC) 106 779 13.29 70 105 (15.1) 3.2 0.65 12.0 12.6 Ellington Residential (EARN) 98 1,516 10.76 63 112 (23.8) 8.3 0.66 16.7 16.7 JAVELIN Mortgage (JMI) 70 936 5.92 62 117 (27.1) 6.7 0.59 18.2 18.2 Five Oaks (OAKS) 65 2,581 4.42 39 116 (53.2) 2.7 0.44 16.3 23.1 Median 63 110 (23.8) 3.1 0.65 14.2 14.7 Agency REITs Annaly Capital (NLY) 8,540 75,339 9.01 82 109 (4.7) 4.6 0.75 13.3 13.2 American Capital Agency (AGNC) 5,768 60,609 16.65 75 106 (14.4) 5.4 0.72 14.4 13.7 Hatteras Financial (HTS) 1,148 17,046 11.86 63 113 (28.0) 6.5 0.60 15.2 14.8 CYS Investments (CYS) 1,011 14,267 6.53 70 111 (17.0) 6.5 0.68 15.9 15.7 Capstead Mortgage (CMO) 784 14,302 8.18 66 109 (25.9) 8.9 0.68 12.7 12.0 ARMOUR Residential (ARR) 679 14,396 18.51 67 111 (19.7) 8.9 0.64 21.4 20.7 Anworth Mortgage (ANH) 411 7,357 4.11 76 112 (11.6) 8.0 0.66 14.6 14.4 Orchid Island (ORC) 190 2,293 8.74 61 123 (21.0) 7.6 0.75 19.2 19.2 Median 69 111 (18.4) 7.1 0.68 14.9 14.6 MSR Financing New Residential (NRZ) 2,443 15,356 10.60 59 117 (8.6) 3.9 0.87 17.4 17.5 Cherry Hill Mortgage Investment (CHMI) 105 702 14.00 76 111 (6.7) 3.5 0.69 14.0 14.1 Median 67 114 (7.7) 3.7 0.78 15.7 15.8 5

Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\4

Project Apple

Appendix A

Additional Materials

Preliminary & Confidential

Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\5

Project Apple

ADDITIONAL MATERIALS

Trading Comparables

Publicly Traded Residential Mortgage REIT Comparables Market Data as of 01/22/16 Market Total Stock 52-week LTM Debt / Price / Dividend Yield Cap. Assets Price High Low Tot. Ret. Equity Book Current NTM Est. Company $MM $MM $ % % (%) (x) (x) (%) (%) Amy 335 3,844 10.56 64 109 (23.7) 4.1 0.62 18.2 17.8 Hybrid REITs $250MM—$1Bn Market Capitalization American Capital Mortgage (MTGE) 637 6,258 12.74 67 106 (24.4) 4.1 0.64 12.6 12.6 Ellington Financial (EFC) 540 3,324 16.15 75 114 (9.3) 1.8 0.72 12.4 12.4 New York Mortgage Trust (NYMT) 502 9,362 4.59 57 120 (32.4) 0.8 0.67 20.9 20.6 Western Asset Mortgage (WMC) 394 4,628 9.40 60 117 (17.7) 5.4 0.71 24.7 25.5 AG Mortgage (MITT) 323 3,365 11.38 58 110 (30.2) 3.8 0.62 16.7 17.4 Dynex Capital (DX) 282 3,928 5.74 68 110 (22.6) 6.3 0.70 16.7 15.8 Top Quartile 70 118 (14.6) 5.1 0.71 19.9 19.8 Median 64 112 (23.5) 3.9 0.69 16.7 16.6 Bottom Quartile 57 109 (31.0) 2.3 0.65 13.6 13.4 Other Hybrid REITs Two Harbors (TWO) 2,727 17,785 7.49 68 108 (18.7) 3.1 0.73 13.9 13.6 Chimera (CIM) 2,261 15,940 11.96 73 110 (14.6) 2.3 0.73 16.1 16.1 MFA Financial (MFA) 2,223 13,384 6.00 73 107 (15.0) 3.1 0.78 13.3 13.1 PennyMac (PMT) 988 5,592 13.40 58 111 (33.1) 2.4 0.65 14.0 14.7 Invesco Mortgage (IVR) 1,344 20,781 11.25 69 108 (18.9) 6.2 0.64 14.2 14.2 Redwood Trust (RWT) 845 6,269 10.29 50 102 (45.1) 2.8 0.70 10.9 10.9 Arlington Asset Investment (AI) 245 4,182 10.62 39 113 (53.6) 7.2 0.51 23.5 23.7 ZAIS Financial (ZFC) 106 779 13.29 70 105 (15.1) 3.2 0.65 12.0 12.6 Ellington Residential (EARN) 98 1,516 10.76 63 112 (23.8) 8.3 0.66 16.7 16.7 JAVELIN Mortgage (JMI) 70 936 5.92 62 117 (27.1) 6.7 0.59 18.2 18.2 Five Oaks (OAKS) 65 2,581 4.42 39 116 (53.2) 2.7 0.44 16.3 23.1 Median 63 110 (23.8) 3.1 0.65 14.2 14.7 Agency REITs Annaly Capital (NLY) 8,540 75,339 9.01 82 109 (4.7) 4.6 0.75 13.3 13.2 American Capital Agency (AGNC) 5,768 60,609 16.65 75 106 (14.4) 5.4 0.72 14.4 13.7 Hatteras Financial (HTS) 1,148 17,046 11.86 63 113 (28.0) 6.5 0.60 15.2 14.8 CYS Investments (CYS) 1,011 14,267 6.53 70 111 (17.0) 6.5 0.68 15.9 15.7 Capstead Mortgage (CMO) 784 14,302 8.18 66 109 (25.9) 8.9 0.68 12.7 12.0 ARMOUR Residential (ARR) 679 14,396 18.51 67 111 (19.7) 8.9 0.64 21.4 20.7 Anworth Mortgage (ANH) 411 7,357 4.11 76 112 (11.6) 8.0 0.66 14.6 14.4 Orchid Island (ORC) 190 2,293 8.74 61 123 (21.0) 7.6 0.75 19.2 19.2 Median 69 111 (18.4) 7.1 0.68 14.9 14.6 MSR Financing New Residential (NRZ) 2,443 15,356 10.60 59 117 (8.6) 3.9 0.87 17.4 17.5 Cherry Hill Mortgage Investment (CHMI) 105 702 14.00 76 111 (6.7) 3.5 0.69 14.0 14.1 Median 67 114 (7.7) 3.7 0.78 15.7 15.8 Project Apple ADDITIONAL MATERIALS Illustrative Liquidation Analysis Based on Amy Management Preliminary Analysis Illustrative Liquidation Value vs. GAAP Net Asset Value ($MM) 9/30/2015 % Liquidation Discount $ Liquidation Discount % Discount of Book Value GAAP Values Low Mid High Low Mid High Low Mid High Cash & Restricted Cash 172 0.0% 0.0% 0.0% ——0.0% 0.0% 0.0% Agency RMBS & IOs 2,031 0.3% 0.1% 0.0% (5.1) (2.5)—0.9% 0.5% 0.0% Non-Agency RMBS 1,240 0.5% 0.3% 0.0% (6.2) (3.1)—1.1% 0.6% 0.0% Securitized Mortgage Loans 173 0.5% 0.3% 0.0% (0.9) (0.4)—0.2% 0.1% 0.0% Other Investment Securities 163 0.5% 0.3% 0.0% (0.8) (0.4)—0.2% 0.1% 0.0% Seller Financing Program 45 15.6% 10.3% 5.0% (7.0) (4.6) (2.2) 1.3% 0.8% 0.4% All Other Assets 20 0.0% 0.0% 0.0% (0.0) (0.0)—0.0% 0.0% 0.0% Total Assets 3,844 0.52% 0.29% 0.06% (19.9) (11.1) (2.2) 3.7% 2.0% 0.4% Repo Agreements 3,011 0.0% 0.0% 0.0% (0.6) (0.4) (0.2) 0.1% 0.1% 0.0% Other Liabilities 118 0.0% 0.0% 0.0% (0.0) (0.0)—0.0% 0.0% 0.0% Total Liabilities 3,129 0.0% 0.0% 0.0% (0.6) (0.4) (0.2) 0.1% 0.1% 0.0% Preferred Stock 173 0.0% 0.0% 0.0% ——0.0% 0.0% 0.0% Net Asset Value 542 3.8% 2.1% 0.4% (20.5) (11.5) (2.4) 3.8% 2.1% 0.4% Manager Termination Fee (1) (33.3) (33.3) (33.3) 6.1% 6.1% 6.1% Management Notice Period (6 months) (5.3) (5.3) (5.3) 1.0% 1.0% 1.0% Wind Down Expenses A (14.5) (12.6) (10.5) 2.7% 2.3% 1.9% Total Fees & Expenses (53.1) (51.2) (49.1) 9.8% 9.4% 9.1% Total Liqudiation Leakage (73.7) (62.7) (51.6) 13.6% 11.6% 9.5% Preliminary & Confidential Summary Analysis Mid Case Total Per Share ($MM) ($) % Book Value 542 17.08 100 Asset Discount (11) (0.35) (2) Liability Premium (0) (0.01) (0) Fees / Expenses (51) (1.61) (9) Liquidation 480 15.11 88 Trading Value 335 10.56 62 Liq. vs. Trading 144 4.55 43 -Low Case 133 4.20 40 -High Case 155 4.90 46 Other Expenses Detail ($MM) Low Mid High Committee Comp. (0.1) (0.1) (0.1) Opinions (1.0) (1.0) (1.0) Tax Leakage — — —Severance (0.2) (0.2) (0.2) General Legal (3.5) (3.3) (3.0) Litigation (1.0) (1.0) (1.0) D&O Insurance (1.1) (1.1) (1.1) Third party admin (0.1) (0.1) (0.1) Other G&A (0.5) (0.5) (0.5) Proxy / Vote Process (3.0) (2.3) (1.5) All other (4.0) (3.0) (2.0) Total (14.5) (12.6) (10.5) A Notes 1. 3 times average annual management fee earned by the manager in the 24 months prior to termination (calculated based on fees earned in the period 6 Q4 13 to Q3 15). $33.7MM fee adjusted to $33.3MM to account for a lower equity base due to share repurchases in Q4 15

Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\4 Project Apple Appendix A Additional Materials

4

Preliminary & Confidential Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\5 Project Apple ADDITIONAL MATERIALS Trading Comparables [Graphic Appears Here]

5

Project Apple ADDITIONAL MATERIALS Illustrative Liquidation Analysis Based on Amy Management Preliminary Analysis Illustrative Liquidation Value vs. GAAP Net Asset Value ($MM) 9/30/2015% Liquidation Discount $ Liquidation Discount% Discount of Book Value GAAP Values Low Mid High Low Mid High Low Mid High Cash & Restricted Cash 172 0.0% 0.0% 0.0% ——0.0% 0.0% 0.0% Agency RMBS & IOs 2,031 0.3% 0.1% 0.0%(5.1)(2.5)—0.9% 0.5% 0.0% Non-Agency RMBS 1,240 0.5% 0.3% 0.0%(6.2)(3.1)—1.1% 0.6% 0.0% Securitized Mortgage Loans 173 0.5% 0.3% 0.0%(0.9)(0.4)—0.2% 0.1% 0.0% Other Investment Securities 163 0.5% 0.3% 0.0%(0.8)(0.4)—0.2% 0.1% 0.0% Seller Financing Program 45 15.6% 10.3% 5.0%(7.0)(4.6)(2.2) 1.3% 0.8% 0.4% All Other Assets 20 0.0% 0.0% 0.0%(0.0)(0.0)—0.0% 0.0% 0.0% Total Assets 3,844 0.52% 0.29% 0.06%(19.9)(11.1)(2.2) 3.7% 2.0% 0.4% Repo Agreements 3,011 0.0% 0.0% 0.0%(0.6)(0.4)(0.2) 0.1% 0.1% 0.0% Other Liabilities 118 0.0% 0.0% 0.0%(0.0)(0.0)—0.0% 0.0% 0.0% Total Liabilities 3,129 0.0% 0.0% 0.0%(0.6)(0.4)(0.2) 0.1% 0.1% 0.0% Preferred Stock 173 0.0% 0.0% 0.0% ——0.0% 0.0% 0.0% Net Asset Value 542 3.8% 2.1% 0.4%(20.5)(11.5)(2.4) 3.8% 2.1% 0.4% Manager Termination Fee (1)(33.3)(33.3)(33.3) 6.1% 6.1% 6.1% Management Notice Period (6 months)(5.3)(5.3)(5.3) 1.0% 1.0% 1.0% Wind Down Expenses A(14.5)(12.6)(10.5) 2.7% 2.3% 1.9% Total Fees & Expenses(53.1)(51.2)(49.1) 9.8% 9.4% 9.1% Total Liqudiation Leakage(73.7)(62.7)(51.6) 13.6% 11.6% 9.5% Preliminary & Confidential Summary Analysis Mid Case Total Per Share ($MM)($)% Book Value 542 17.08 100 Asset Discount(11)(0.35)(2) Liability Premium(0)(0.01)(0) Fees / Expenses(51)(1.61)(9) Liquidation 480 15.11 88 Trading Value 335 10.56 62 Liq. vs. Trading 144 4.55 43 -Low Case 133 4.20 40 -High Case 155 4.90 46 Other Expenses Detail Low Mid High Committee Comp.(0.1)(0.1)(0.1) Opinions(1.0)(1.0)(1.0) Tax Leakage —— Severance(0.2)(0.2)(0.2) General Legal(3.5)(3.3)(3.0) Litigation(1.0)(1.0)(1.0) D&O Insurance(1.1)(1.1)(1.1) Third party admin(0.1)(0.1)(0.1) Other G&A(0.5)(0.5)(0.5) Proxy / Vote Process(3.0)(2.3)(1.5) All other(4.0)(3.0)(2.0) Total(14.5)(12.6)(10.5) A Notes 1. 3 times average annual management fee earned by the manager in the 24 months prior to termination (calculated based on fees earned in the period 6 Q4’13 to Q3’15). $33.7MM fee adjusted to $33.3MM to account for a lower equity base due to share repurchases in Q4’15 Preliminary & Confidential Project Apple ADDITIONAL MATERIALS [Graphic Appears Here] Amy Trading Values Since 12/01/15 P/BV (x) (1) Share Price ($) 1.00x 17.08 0.8525x 0.90x 15.37 Arielle Second Proposal 0.825x Arielle 0.80x 13.66 Initial Proposal 0.75x $12.89 0.70x 11.96 0.62x $10.56 0.60x 10.25 0.50x 8.54 12/1/2015 12/14/2015 12/27/2015 1/9/2016 1/22/2016 Amy Price / Book Value Amy Share Price Source SNL Financial Notes 1. Using 9/3015 book value Total Return Since 12/01/15 (%) 5 0 (5) (7.2%) (9.1%) (10) (11.0%) (12.5%) (15) (14.9%) (16.1%) (17.2%) (19.4%) (20) (25) 12/1/2015 12/16/2015 1/4/2016 1/22/2016 EFC S&P 500 MTGE DX Amy WMC NYMT MITT Source SNL Financial 7

Preliminary & Confidential

Arielle Book Value per Share Trading Multiple

Last 90 Trading Days

0.80

0.85

0.90

0.95

1.00

1.05

1.10

1.15

9/15/2015 9/30/2015 10/15/2015 10/30/2015 11/16/2015 12/2/2015 12/17/2015 1/5/2016 1/22/2016

Arielle Price to Book Value

Since 09/15/15

(x)

Project Apple ADDITIONAL MATERIALS

8

Project Apple Discussion Materials 160125 v1.pptx\23 JAN 2016\12:06 PM\8

Source SNL Financial

Current

0.96x

90-day

Avg.

1.03x